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                                                                    EXHIBIT 1(c)

                                SECOND AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                        AIM INVESTMENT SECURITIES FUNDS



         THIS SECOND AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST (the "Amendment") OF AIM INVESTMENT SECURITIES FUNDS (the "Trust") is entered into the 18th day of November, 1994, among Charles T. Bauer, Bruce L. Crockett, Owen Daly II, Carl Frischling, John F. Kroeger, Lewis F. Pennock, Ian W. Robinson, Louis S. Sklar, as Trustees, and each person who became or becomes a shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Investment Securities Funds entered into as of May 5, 1993, as amended (the "Agreement").

         WHEREAS, at a meeting held on September 10, 1994, the Board of Trustees of the Trust approved, subject to shareholder approval, an Agreement and Plan of Reorganization (the "Plan"), pursuant to which all of the assets and liabilities of AIM Adjustable Rate Government Fund ("ARM"), a Portfolio of the Trust, would be transferred to AIM Intermediate Government Fund (formerly AIM Government Securities Fund), a portfolio of AIM Funds Group, a Delaware business trust (the "Transaction");

         WHEREAS, the shareholders of ARM approved the Plan on November 15, 1994, as required pursuant to Section 6.1 of the Agreement, and the Transaction was consummated;

         WHEREAS, as a result of the consummation of the Transaction, ARM had no remaining assets or liabilities;

         WHEREAS, Section 9.7 of the Agreement authorizes the Trustees without Shareholder vote to amend or otherwise supplement the Agreement by making an amendment; and

         WHEREAS, the Trustees have resolved to amend the Agreement as hereinafter set forth with an effective date of November 18, 1994.


         NOW THEREFORE, the Trustees hereby amend the Agreement as herein set forth below:

         1. Capitalized terms not specifically defined in this Agreement shall have the meanings ascribed to them in the Agreement.

         2. Section 2.3 of the Agreement shall be deleted in its entirety and the following new Section 2.3 shall be substituted in lieu thereof:

         "Section 2.3 Establishment of Portfolios and Classes. The Trust shall contain one Portfolio, the Limited Maturity Treasury Portfolio. The Limited Maturity Treasury Portfolio shall contain two initial Classes, the Institutional Class and the AIM Limited Maturity Treasury Share Class. The Limited Maturity Treasury Portfolio and its Classes as set forth in this Section 2.3 are




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collectively referred to as the "Initial Portfolio."  The establishment and designation of any other Portfolio or Class thereof, or, subject to Section 6.1 hereof, any change to the Initial Portfolio, shall be effective upon the adoption by a majority of the then Trustees of a resolution which sets forth such establishment, designation or change."

         3. The amendments in the preceding paragraph 2 of this Amendment shall be effective as of the 18th day of November, 1994.

         4. With the exception of the amendment in the preceding paragraphs 2 and 3 of this Amendment, the Agreement shall in all other respects remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Second Amendment to Agreement and Declaration of Trust of AIM Investment Securities Funds the 5th day of December, 1995.



/s/ CHARLES T. BAUER                       /s/ BRUCE L. CROCKETT
-------------------------------------      -------------------------------------
Charles T. Bauer                           Bruce L. Crockett
Trustee                                    Trustee



/s/ OWEN DALY II                           /s/ CARL FRISCHLING
-------------------------------------      -------------------------------------
Owen Daly II                               Carl Frischling
Trustee                                    Trustee



/s/ JOHN F. KROEGER                        /s/ LEWIS F. PENNOCK
-------------------------------------      -------------------------------------
John F. Kroeger                            Lewis F. Pennock
Trustee                                    Trustee



/s/ IAN W. ROBINSON                        /s/ LOUIS S. SKLAR
-------------------------------------      -------------------------------------
Ian W. Robinson                            Louis S. Sklar
Trustee                                    Trustee



                        [THIS IS THE SIGNATURE PAGE FOR
           THE SECOND AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                      OF AIM INVESTMENT SECURITIES FUNDS]





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